Exhibit 99.1

The Jones Group
Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 703-9189

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Sycamore Partners
Michael Freitag and Blair Fasbender
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP ANNOUNCES AGREEMENT TO BE ACQUIRED BY
SYCAMORE PARTNERS FOR $15.00 PER SHARE IN CASH

Transaction Valued at Approximately $2.2 Billion

New York, New York – December 19, 2013 –– The Jones Group Inc. (NYSE: JNY) (“The Jones Group” or the “Company”) and Sycamore Partners today announced that they have entered into a definitive agreement pursuant to which affiliates of Sycamore Partners will acquire The Jones Group for $15.00 per share in cash, or a total of approximately $1.2 billion. The transaction is valued at approximately $2.2 billion, including net debt. Upon completion of the transaction, The Jones Group will become a privately held company.

Under the terms of the agreement, The Jones Group’s shareholders will receive $15.00 in cash for each share of The Jones Group’s common stock.  This represents a premium of approximately 19% to The Jones Group’s  30-day volume weighted average stock price for the period ended April 11, 2013, the last trading day prior to when media speculation began regarding the Company’s plans to sell all or parts of its portfolio. The agreement was unanimously approved by The Jones Group’s Board of Directors.

Sidney Kimmel, The Jones Group Founder and Chairman of the Board of Directors, said: “We are pleased to have reached this agreement, which we believe is a positive development for all of our stakeholders. This business, which I founded nearly 45 years ago, has expanded into a global portfolio of powerful brands.  I am proud of our heritage and believe The Jones Group’s brands will thrive through our partnership with Sycamore.”

Wesley R. Card, The Jones Group Chief Executive Officer, said: “This transaction is a result of diligent analysis and thoughtful strategic deliberations over many months with the assistance of our advisors. This all-cash transaction delivers immediate and compelling value to our shareholders.  Sycamore Partners is an experienced investor in the retail sector, and, as a private company, Jones will have the flexibility to help our brands reach their true potential. We look forward to continuing to deliver exceptional products that resonate with our customers.”

Stefan Kaluzny, Managing Director of Sycamore Partners, said: “We are honored that the Board of The Jones Group has entrusted Sycamore Partners as the steward of this portfolio of iconic brands. We look forward to a successful partnership with the Company’s talented associates as we continue to serve The Jones Group’s many loyal customers.”

The acquisition, which is structured as a one-step merger with The Jones Group as the surviving corporation, is subject to customary closing conditions, including receipt of shareholder and regulatory approvals. The acquisition requires the affirmative vote of a majority of the votes cast by the holders of outstanding shares of the Company’s stock, which will be sought at a special meeting of shareholders.  The transaction is currently expected to close in the second quarter of 2014.

In connection with the merger agreement, Wesley R. Card and Richard Dickson, President and Chief Executive Officer, Branded Businesses at The Jones Group, who in the aggregate are holders of approximately 2.9% of the Company’s stock, have each signed customary support agreements pursuant to which they have agreed to vote their shares in favor of the merger.

Citigroup Global Markets, Inc. is acting as lead financial advisor to The Jones Group and Peter J. Solomon Company is acting as financial advisor to the Company’s Board of Directors. Cravath, Swaine & Moore LLP is acting as legal advisor to The Jones Group and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to the independent directors of the Company’s Board of Directors.  BofA Merrill Lynch and Guggenheim Securities, are acting as financial advisors to Sycamore Partners.  Winston & Strawn LLP, Simpson Thacher & Bartlett LLP and the Law Offices of Gary M. Holihan, P.C. are acting as legal advisors to Sycamore Partners.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags.  The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent.  The Company also markets directly to consumers through branded specialty retail and outlet stores, through concessions at upscale department stores and through its e-commerce sites.

The Company’s internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, Brian Atwood (L), Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Givenchy (L), Judith Jack, Albert Nipon, Pappagallo and Rafe (L).

About Sycamore Partners

Sycamore Partners is a private equity firm based in New York.  Sycamore raised its first fund in 2011 with more than $1 billion in commitments from leading foundations, endowments, family offices, pension and sovereign wealth investors. Sycamore specializes in consumer- and retail-related investments, and its strategy is to partner with established management teams to improve the operating performance of their businesses. The firm’s investment portfolio currently includes Hot Topic, Inc.; The Talbots, Inc.; MGF Sourcing; and Pathlight Capital. For more information, please visit www.sycamorepartners.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this communication that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words.  Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected results in such forward-looking statements.  Such risks and uncertainties include, among others:  any conditions imposed on the parties in connection with the consummation of the transactions described herein; approval of the merger by the Company’s shareholders (or the failure to obtain such approval); the ability to obtain regulatory approvals of the merger; the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations.  Any or all of the Company’s forward-looking statements may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by affiliates of Sycamore Partners.  In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Jones Group Inc. Investor Relations at 1411 Broadway, New York, NY 10018, telephone number (212) 703-9819, or from the Company’s website, www.jonesgroupinc.com.

Certain Information Concerning Participants

The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed acquisition transaction.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 15, 2013.  Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.  Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.